Exhibit 99.2

Golden Phoenix Engages SRK Consulting (U.S.) To Perform Due Diligence Review of Mineral Ridge Gold Project, Nevada

LAS VEGAS, NV, FEBRUARY 29, 2012 – Golden Phoenix Minerals, Inc. (the “Company” or “Golden Phoenix”) (OTC Bulletin Board: GPXM) is pleased to announce it has engaged SRK Consulting (U.S.) Inc. (“SRK”) to perform a Due Diligence Review (the “Review”) of the drilling, geological and project data that has been compiled at the Mineral Ridge Gold Project in Nevada.

The purpose of the Review is to independently analyze the data that has been generated by Scorpio Gold on behalf of Mineral Ridge Gold, LLC. Golden Phoenix has authorized this Review for the benefit of its shareholders.

Golden Phoenix currently maintains a thirty percent (30%) interest in the Mineral Ridge Gold Project via its membership interest in Mineral Ridge Gold LLC, the joint venture entity that owns and operates the Mineral Ridge property with Scorpio Gold.

There are two primary parts for the Review: 1) Requested project data that will be provided to SRK for review. 2) SRK geologists will perform a Mineral Ridge site visit to further assess the project.

Upon completion of the Review, SRK will provide a comprehensive report to Golden Phoenix on developments and advancements at Mineral Ridge.

About SRK:  SRK Consulting is an independent, international consulting practice that provides focused advice and solutions to clients, mainly from earth and water resource industries. For mining projects, SRK offers services from exploration through feasibility, to mine planning and production.

Formed in 1974, SRK now employs more than 1000 professionals internationally in over 40 offices on 6 continents. SRK’s independence is ensured by the fact that it is strictly a consultancy organization, holding no equity in any project, and with ownership primarily by staff. This permits SRK consultants to provide clients with conflict-free and objective support on crucial issues which is important for due diligence and feasibility studies, which form a large part of SRK's business. Among SRK's 1500 clients are most of the world's major and medium-sized metal and industrial mineral mining houses, exploration companies, banks, petroleum exploration companies, construction firms and government departments.

Please visit the Golden Phoenix website at: www.goldenphoenix.us.

About Golden Phoenix:  Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and joint venturing gold, silver and strategic metal deposits throughout North, South and Central America. Golden Phoenix owns, has an interest in, or has entered into agreements with respect to mineral properties located in the United States, Canada, Panama and Peru including its 30% interest in the Mineral Ridge gold project near Silver Peak, Nevada, and its 15% interest in Golden Phoenix Panama, S.A., the joint venture entity that owns and operates the Concessions constituting the Santa Rosa gold mine.

Forward Looking Statements:  Information contained herein regarding optimism related to the business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Golden Phoenix believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products, domestic and international business and economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

For More Information Contact:
Robert Ian, Director of Corporate Communications
(702) 983-0469
investor@goldenphoenix.us

Golden Phoenix Minerals, Inc. • 7770 Duneville Street • Suite 11 • Las Vegas, NV 89139
Tel: (702) 589-7475 • Fax: (702) 589-7478 • www.GoldenPhoenix.us